                                                                  EXHIBIT 4.1(c)
                                                                     (1995 10-K)

             AMENDMENT NO. 2 TO SECOND AMENDATORY LOAN AGREEMENT


           THIS AMENDMENT NO. 2 TO SECOND AMENDATORY LOAN AGREEMENT is made as of the 20th day of November, 1995 by and between THE OILGEAR COMPANY (the "Company") and M&I MARSHALL & ILSLEY BANK ("M&I").

           IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                  ARTICLE I

                                 DEFINITIONS

           When used herein, the following terms shall have the meanings specified:

           1.1 Amendment. "Amendment" shall mean this Amendment No. 2 to Second Amendatory Loan Agreement.

           1.2 Loan Agreement. "Loan Agreement" shall mean the Loan Agreement by and between M&I and the Company, dated as of September 28, 1990, as amended and restated by a Second Amendatory Loan Agreement dated as of July 15, 1994, as amended by Amendment No. 1 to Second Amendatory Loan Agreement dated as of April 30, 1995.

           1.3 Other Terms. The other capitalized terms used in this Amendment shall have the definitions assigned in the Loan Agreement.

                                 ARTICLE II

                                 AMENDMENTS

           The Loan Agreement is hereby amended as follows:

           2.1 Section 1.1 - Banking Day. Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:

                            1.1 Banking Day. "Banking Day" shall mean: (a) with respect to Loans other than Pounds Sterling Loans, any day of the year on which banks are open for business in Milwaukee; and (b) with respect to Pounds Sterling Loans, any Banking Day on which commercial banks are open for international business.

           2.2 Section 1.20 - Interest Period. Section 1.20 of the Loan Agreement is amended in its entirety to read as follows:





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                       1.20  Interest Period.  "Interest Period" shall mean:
                (a) with respect to a Money Market Loan, the period selected by the Company for a Money Market Loan to be outstanding pursuant to this Loan Agreement; provided that such period shall not exceed thirty (30) days; and (b) with respect to a Pounds Sterling Loan, each Interest Period shall commence on the date such Pounds Sterling Loan is made or continued pursuant to Section 2.11 of this Loan Agreement and shall end on the date which is three (3) months thereafter. Each Interest Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day (unless such next succeeding Banking Day is the first Banking Day of a calendar month, in which case such Interest Period shall end on the preceding Banking Day).

           2.3 Section 1.22 - Loans. Section 1.22 of the Loan Agreement is amended by inserting "and the Pounds Sterling Loans made by M&I to the Company pursuant to Section 2.11 of this Loan Agreement" at the end of such Section before the period.

           2.4 Section 1.26 - Note or Notes. Section 1.26 of the Loan Agreement is amended by inserting "and the Pounds Sterling Note" at the end of such Section before the period.

           2.5 Section 1.31.1 - Pounds Sterling Loans. Section 1.31.1 is added to the Loan Agreement to read as follows:

                       1.31.1 Pounds Sterling Loans. "Pounds Sterling Loans" shall mean the loans made from time to time to the Company by M&I pursuant to Section 2.11 of this Loan Agreement.

           2.6 Section 1.31.2 - Pounds Sterling Note. Section 1.31.2 is added to the Loan Agreement to read as follows:

                       1.31.2 Pounds Sterling Note. "Pounds Sterling Note" shall mean a promissory note from the Company to M&I, in form and substance satisfactory to M&I, evidencing the Pounds Sterling Loans together with all extensions, renewals, amendments, modifications and refinancings thereof.

           2.7 Section 1.31.3 - Pounds Sterling Rate. Section 1.31.3 is added to the Loan Agreement to read as follows:

                       1.31.3 Pounds Sterling Rate. "Pounds Sterling Rate" shall mean with respect to any Pounds Sterling Loan for any Interest Period, the rate per annum based on Pounds Sterling quoted to the Company by M&I for such Interest Period. The Company agrees that the interest rate quoted by


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                M&I for any Interest Period for a Pounds Sterling Loan
                is the rate at which M&I in its sole and exclusive discretion is willing to make such Pounds Sterling Loan to the Company for the specified amount and that each determination of the applicable Pounds Sterling Rate by M&I shall be conclusive and binding upon the parties hereto in the absence of demonstrable error.

           2.8 Section 2.11 - Pounds Sterling Loans. Section 2.11 is added to the Loan Agreement to read as follows:

                            2.11 Pounds Sterling Loans. (a) From time to time prior to June 30, 1997 and subject to the terms and conditions set forth in this Loan Agreement, M&I agrees to extend to the Company Pounds Sterling Loans in an aggregate principal amount not to exceed One Million Pounds Sterling (pound 1,000,000) for working capital and other purposes of the Company and the Existing Subsidiaries. The Company may borrow, repay and reborrow under this Section subject to the terms and conditions of this Loan Agreement.

                            (b) All payments of principal of and interest on the Pounds Sterling Note shall be made in Pounds
                Sterling, except as otherwise provided herein. The outstanding unpaid principal balance of and accrued and unpaid interest on the Pounds Sterling Loans shall be paid in full on June 30, 1997.

                            (c) In the event of the occurrence of an Event of Default specified in Section 1.16(a) or (b) or an acceleration pursuant to Section 11.1 of this Loan Agreement, M&I may at any time in its sole and exclusive discretion, convert the outstanding principal of and accrued interest on the Pounds Sterling Loans to US Dollars at the exchange rate in effect at the time M&I chooses to convert. After such a conversion, all payments of principal of and interest on the Pounds Sterling Note shall be made in US Dollars.

                            (d) Each Pounds Sterling Loan shall be made on written or telephonic notice at least two (2) Banking
                Days prior to the day of a borrowing. Each day of a borrowing shall be a Banking Day. Each notice shall specify the date and amount of such Pounds Sterling Loan. Each such notice shall be effective upon receipt by M&I, and must be received by 10:30 A.M., Milwaukee time, to be considered as received on the day given.





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                       (e)  At the end of any Interest Period for any Pounds
                Sterling Loan, the Company shall give M&I two (2)
                Banking Days prior notice of its election to either: (i) continue all or part of such Pounds Sterling Loan from the current Interest Period into a subsequent Interest Period (which shall begin on the day after the last day of such current Interest Period); and/or (ii) repay all or part of such Pounds Sterling Loan. Each notice shall be received by M&I by 10:30 A.M., Milwaukee time, at least two (2) Banking Days prior to repayment and/or continuation and shall be in writing or by telephone and shall specify the date and amount of the Pounds Sterling Loan to be repaid and/or continued. Absent such notice, each Pounds Sterling Loan shall automatically be continued for a subsequent Interest Period on the day after the last day of the current Interest Period of such Pounds Sterling Loan at the Pounds Sterling Rate quoted by M&I for such Interest Period.

                       (f) Each notice of borrowing or continuation shall automatically constitute a warranty by the Company to M&I that, on the date of the requested date of such borrowing or continuation: (i) all of the representations and warranties of the Company contained in this Loan Agreement shall be true and correct on such date as though made on such date; and (ii) no Event of Default shall exist on such date and no event shall have occurred and be continuing which would constitute and Event of Default but for the requirement that notice be given or time elapse, or both.


           2.9 Section 3.1 - Notes. Section 3.1(e) is added to the Loan Agreement to read as follows:

                       (e) All Pounds Sterling Loans shall be evidenced by the Pounds Sterling Note, the Company being obligated, however, to pay only the amount of Pounds Sterling Loans actually made and outstanding from time to time, together with interest on the amount which remains outstanding from time to time, all as provided in the Pounds Sterling Note and this Loan Agreement. Each Pounds Sterling Loan shall mature on June 30, 1997.

           2.10 Section 3.2 - Recordkeeping. Section 3.2(b) of the Loan agreement is amended by: (a) inserting ", each Pounds Sterling Loan" immediately before the words "and each Line of Credit Loan" in the third line of such Section; (b) inserting ", any outstanding Pounds Sterling Loan" immediately before the words "and any outstanding Line of Credit Loan" in the sixth line




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   of such Section; and (c) inserting ", the Pounds Sterling Note" immediately before the words "or any Line of Credit Note" in the tenth line of such Section.

          2.12  Section 4.11 - Interest on Pounds Sterling Loans.  Section
   4.11 is added to the Loan Agreement to read as follows:

                            4.11  Interest on Pounds Sterling Loans.

                            (a) The unpaid principal of Pounds Sterling Loans
                shall bear interest until maturity at an annual rate equal to the Pounds Sterling Rate. Interest accrued on any Pounds Sterling Loan shall be paid at the end of each Interest Period.

                            (b)      In the event that any amount of the
                principal of, or interest on, the Pounds Sterling Note is not paid on the date when due (whether at stated maturity, by acceleration or otherwise), M&I may in its sole and exclusive discretion convert the principal of and interest on the Pounds Sterling Loans to U.S. Dollars pursuant to Section 2.11(c) of this Loan Agreement and the entire principal amount outstanding under such Note shall bear interest from the day following the due date until all such overdue amounts have been paid in full at the rate per annum which is equal to the greater of: (a) 2% of the interest rate then-applicable to the Pounds Sterling Note, or (b) 2% in excess of the Prime Rate.

           2.13 Section 5.3 - Prepayments. The first sentence of Section 5.3 of the Loan Agreement is amended in its entirety to read as follows:

                The Company may from time to time prepay the Loans in whole or in part, provided, that: (a) with respect to Loans other than Pounds Sterling Loans, the Company shall give M&I not less than one (1) Banking Day's prior notice thereof, specifying the Loans to be prepaid, and the date and amount of prepayment; (b) with respect to Pounds Sterling Loans, the Company shall give M&I not less than two (2) Banking Day's prior notice thereof; (c) Money Market Loans and Pounds
                Sterling Loans shall be prepaid only on the last day of the Interest Period thereto in accordance with the terms of this Loan Agreement; (d) each partial prepayment shall be in a minimum aggregate principal amount of $100,000 in respect of all Loans other than Pounds Sterling Loans and in a minimum aggregate principal amount of pound 100,000 in respect of Pounds Sterling Loans; and (e) any prepayment of the entire principal amount of all





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                Loans shall include accrued interest to the date of prepayment.

           2.14 Section 6.1 - Indemnity. Section 6.1 of the Loan Agreement is amended by: (a) inserting "Pounds Sterling Loans," immediately before the words "Money Market Loans" in the fifth line of such Section; (b) inserting "Pounds Sterling Loans," immediately before the words "Money Market Loans" in the seventh line of such Section; (c) inserting "Pounds Sterling Loans," immediately before the words "Money Market Loans" in the tenth line of such Section; and (d) inserting "or any payment or prepayment of any Pounds Sterling Loan" immediately after the words "Money Market Loan" in the fifteen line of such Section.

           2.15 Section 6.4 - Deposits Unavailable or Interest Rate Unascertainable. Section 6.4 is added to the Loan Agreement to read as follows:

                       6.4  Deposits Unavailable or Interest Rate
                Unascertainable. (a) If M&I is advised that deposits in Pounds Sterling (in the applicable amount) are not being offered to banks in the relevant market for an Interest Period, or M&I otherwise determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the currency market adequate and reasonable means do not exist for ascertaining the applicable Pounds Sterling Rate; or

                       (b) If lenders similar to M&I have determined that the Pounds Sterling Rate will not adequately and fairly reflect the cost to such lenders of maintaining or funding loans based on the Pounds Sterling Rate for an Interest Period, or that the making or funding of such Pounds Sterling Loans has become impracticable as a result of an event occurring after the date of this Loan Agreement which in the opinion of M&I materially affects such Pounds Sterling Loans; then so long as such circumstances shall continue, M&I shall not be under any obligation to make or continue Loans based on the Pounds Sterling Rate and on the last day of the then-current Interest Period, such Loans shall bear interest at an annual rate of interest mutually agreed to by M&I and the Company. If such an agreement cannot be reached, such Loans shall be repaid in full by the Company.

           2.16 Section 6.5 - Change in Law Rendering Pounds Sterling Loans Unlawful. Section 6.5 is added to the Loan Agreement to read as follows:





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                        6.5  Change in Law Rendering Pounds Sterling Loans
                Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for any M&I to make, maintain or fund Loans based on the Pounds Sterling Rate, then: (a) M&I shall promptly notify the Company; (b) the obligation of M&I to make or continue Loans based on the Pounds Sterling Rate shall be suspended for the duration of such unlawfulness; and (c) on the last day of the then-current Interest Period, such Loans shall bear interest at an annual rate of interest mutually agreed to by M&I and the Company. If such an agreement cannot be reached, such Loans shall be repaid in full by the Company.

           2.17 Section 6.6 - Taxes. Section 6.6 is added to the Loan Agreement to read as follows:

                            6.6 Taxes. (a) Any and all payments by the Company hereunder shall be made without deduction or withholding for any and all present or future taxes, levies, imposts, deductions or charges and all liabilities with respect thereto (collectively, "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder: (i) the sum payable shall be increased as may be necessary so that after making all required deductions M&I receives an amount equal to the sum it would have received had no such deductions been made; and (ii) the Company shall pay, or cause to be paid, the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                            (b) If the Company makes, or causes to be made, any payment hereunder in respect of which the Company, or any Subsidiary, is required by law to make any deduction or withholding of any Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to M&I, as soon as practicable after it has made such payment to the applicable authority, a receipt issued by such authority or, if no such receipt is available, a statement of the Company confirming the payment to such authority of all amounts so required to be deducted or withheld from such payment.





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           2.18  Pounds Sterling Note.  The Company shall execute and deliver to M&I a Pounds Sterling Note evidencing the Pounds Sterling Loans in substantially for form of Exhibit A hereto.

           2.19 Miscellaneous Amendments. The Loan Agreement, the Security Agreement, and all other documents, instruments and materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement are deemed hereby to be amended so that any reference therein to the Loan Agreement shall be a reference to such document as amended by or pursuant to this Amendment. Any references in the Security Agreement to the Notes, including, without limitation, the definition of "Notes" contained in the Security Agreement, shall include the Pounds Sterling Note dated November 20, 1995 issued by the Company payable to M&I in the aggregate principal amount of pound 1,000,000 and evidencing the Pounds Sterling Loans made pursuant to the Loan Agreement, as amended, as such Pounds Sterling Note may be amended, modified, extended or renewed from time to time.

                                 ARTICLE III

                       REPRESENTATIONS AND WARRANTIES

           The Company hereby represents and warrants to M&I that:

           3.1 Loan Agreement. All of the representations and warranties made by the Company in the Loan Agreement are true and correct on the date of this Amendment. No Event of Default under the Loan Agreement has occurred and is continuing as of the date of this Amendment. No event has occurred which with the lapse of time or giving of notice or both would constitute an Event of Default under the Loan Agreement as of the date of this Amendment.

           3.2 Authorization; Enforceability. The making, execution and delivery of this Amendment and the Pounds Sterling Note, and performance of and compliance with the terms of the Loan Agreement as amended and the Pounds Sterling Note, have been duly authorized by all necessary corporate action by the Company. This Amendment and the Pounds Sterling Note are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

           3.3 Absence of Conflicting Obligations. The making, execution and delivery of this Amendment and the Pounds Sterling Note, and performance of and compliance with the terms of the Loan Agreement as amended and the Pounds Sterling Note, do not violate any presently existing provision of law or the articles or certificate of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound.




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                                 ARTICLE IV

                                MISCELLANEOUS

           4.1 Continuance of Loan Agreement. Except as specifically amended by this Amendment, the Loan Agreement and the Security Agreement shall remain in full force and effect.

           4.2 Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

           4.3 Governing Law. This Amendment and the Pounds Sterling Note shall be governed by the laws of the State of Wisconsin.

           4.4 Counterparts; Headings. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Article and Section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

           4.5 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

           4.6 Effectiveness. This Amendment shall be effective as of November 20, 1995 upon receipt by M&I of the following documents:

                (a)  this Amendment executed by the Company;

                (b) the Pounds Sterling Note, in substantially the form of Exhibit A attached to this Amendment, executed by the Company;

                (c) a certificate of the secretary or an assistant secretary of the Company dated the date hereof as to: (i) the incumbency and signature of the officers of the Company who have signed or will sign this Amendment and the Pounds Sterling Note to be delivered pursuant to this Amendment; and (ii) the adoption and continuing effect of resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Amendment and the Pounds Sterling Note; and

                (d) such additional supporting documents and materials as M&I may reasonably request.





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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Second Amendatory Loan Agreement as of the day and year first written above.

                                                THE OILGEAR COMPANY

                                                By:  /s/ THOMAS J. PRICE
                                                     ------------------------
                                                Name:  Thomas J. Price
                                                     ------------------------
                                                Title: Vice President of
                                                      -----------------------
                                                       Finance/Secretary
                                                      -----------------------


                                                M&I MARSHALL & ILSLEY BANK

                                                By:  /s/ BRAD D. CHAPIN
                                                     ------------------------
                                                Name:  Brad D. Chapin
                                                      -----------------------
                                                Title: Vice President
                                                      -----------------------


                                                Attest:
                                                /s/ THOMAS R. JOHNSON
                                                -----------------------------
                                                Name: Thomas R. Johnson
                                                      -----------------------
                                                Title: Vice President
                                                      -----------------------




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                         EXHIBIT A TO AMENDMENT NO. 2
                     TO SECOND AMENDATORY LOAN AGREEMENT

                             THE OILGEAR COMPANY

                               PROMISSORY NOTE


   pound 1,000,000                                          Milwaukee, Wisconsin
                                                               November 20, 1995


                    FOR VALUE RECEIVED, THE OILGEAR COMPANY, a Wisconsin corporation (the "Company"), hereby promises to pay to the order of M&I MARSHALL & ILSLEY BANK ("M&I") the principal sum of ONE MILLION POUNDS STERLING (pound 1,000,000) or the aggregate unpaid principal amount of all advances made by M&I to the Company pursuant to Section 2.11 of the Loan Agreement hereinafter referred to, whichever is less, on June 30, 1997. The unpaid principal shall bear interest from the date hereof until paid at a rate computed in accordance with the provisions of the Loan Agreement. Interest shall be payable at the times specified in the Loan Agreement.

                    Except as otherwise provided in the Loan Agreement, payments of both principal and interest are to be made in Pounds Sterling at the offices of M&I Marshall & Ilsley Bank, Attention: Loan and Discount Department, 770 North Water Street, Milwaukee, Wisconsin 53202, or at such other place as the holder shall designate in writing to the maker.

                    The maker and all endorsers hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and consent that the holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter or diminish the liability of any person.

                    This Note constitutes the Pounds Sterling Note issued pursuant to the Loan Agreement dated as of September 28, 1990, as amended by a Second Amendatory Loan Agreement dated as of July 15, 1994, as amended by an Amendment No. 1 to Second Amendatory Loan Agreement dated as of April 30, 1995, as amended by an Amendment No. 2 to Second Amendatory Loan Agreement dated as of November 20, 1995 and as further amended from time to time in accordance with the terms thereof, by and between the Company and M&I (the "Loan Agreement"). Reference is hereby made to the Loan Agreement for a statement of the terms and conditions under which the Loans evidenced hereby may be made, and a description of the terms and conditions upon which this Note may be prepaid in whole or in part. In case an Event of Default, as defined in the Loan Agreement, shall occur, the entire unpaid principal and all accrued interest represented by this Note may be automatically due and payable or may be declared due and payable as provided in the Loan Agreement.

                                                THE OILGEAR COMPANY


                                                By:
                                                   -----------------------
                                                Name: Thomas J. Price
                                                     ---------------------
                                                Its:  Treasurer/Secretary
                                                     ---------------------





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